EXHIBIT 10.21

                  SUPPLEMENTAL DEFINED BENEFIT PENSION PLAN

ARTICLE 1.  ARTICLE ESTABLISHMENT AND PURPOSE
     1.1 ESTABLISHMENT. State Street Boston Corporation (the "Company") hereby establishes a supplemental defined benefit pension plan known as the "State Street Boston Corporation Supplemental Defined Benefit Pension Plan" (the "Plan") effective as of January 1, 1995 (the "Effective Date").

     1.2 PURPOSE. The principal purposes of this Supplemental Defined Benefit Pension Plan (the "Plan") are to provide certain key employees with competitive retirement benefits, protect against reductions in retirement benefits due to tax law limitations on qualified plans, and to encourage the continued employment of such employees with the Company.

ARTICLE 2.  DEFINITIONS
     2.1 ACTUARIALLY EQUIVALENT. "Actuarially Equivalent" or "Actuarial Equivalent" means the equivalence in present value between two or more forms and/or times of payment based upon a determination by an actuary chosen by the Committee, using the actuarial assumptions in effect at the time of such determination with respect to the Basic Plan.

     2.2 ADDITIONAL COMPANY BENEFIT. "Additional Company Benefit" means the annual retirement supplemental benefit payable to a Participant under the Amended and Restated Supplemental Retirement Plan, or any other Company-sponsored supplemental retirement plans or other arrangements, as determined by the Committee, in the form of a straight life annuity.

     2.3 BANK. "Bank" means State Street Bank and Trust Company, a Massachusetts trust company which is a subsidiary of the Company.

     2.4 BASIC PLAN. "Basic Plan" means the State Street Retirement Plan as may be amended from time to time, and any successor defined benefit retirement income plan or plans maintained by the Company which qualify under Section 401
(a) of the Internal Revenue Code.

     2.5 BASIC PLAN OFFSET. "Basic Plan Offset" means the annual benefit that would be paid from the Basic Plan to a Participant in the form of a straight life annuity from the qualifying employment termination date, regardless of the amount actually paid or the actual method of payment under the Basic Plan.

     2.6 BOARD. "Board" means the Board of Directors of the Company.

     2.7 CAUSE. "Cause" means:

     (i) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Participant's supervisor which specifically identifies the manner in which it is asserted that the Participant has not substantially performed the Participant's duties, or

     (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company.

     2.8 COMMITTEE. "Committee" means the Executive Compensation Committee of the Board.

     2.9 COMPANY. "Company" means State Street Boston Corporation, any subsidiary of State Street Boston Corporation, including the Bank, and any successor companies, and any other entity with employees who participate in the Basic Plan that is designated by the Committee.

     2.10 CREDITED SERVICE. "Credited Service" means a Participant's years of credited service or benefit service as defined in the Basic Plan which, for purposes of the Plan, shall continue to accrue during any period of Disability of a Participant, as defined by the State Street Retirement Plan.

     2.11 EARLY RETIREMENT. "Early Retirement" means any termination of a Participant's employment during the time period constituting Early Retirement
Age other than: (i) a voluntary termination without the consent of the Committee; or (ii) an involuntary termination for Cause.

     2.12 EARLY RETIREMENT AGE. "Early Retirement Age" means, for purposes of this Plan, the time period occurring after and including a Participant's attainment of age fifty-five (55) and prior to attaining age sixty-five (65).

     2.13 EARNINGS. "Earnings" means a Participant's total annual base salary, unreduced by voluntary deferrals of base salary by a Participant under Company-sponsored plans; plus any cash annual incentive compensation awards; and does not include any long-term incentive awards paid by the Company to a Participant during the period of reference. For purposes of determining Earnings for any particular year, Earnings for the year shall consist of base salary as of January 1 of that year and annual incentive compensation awards relating to such Participant's performance in the prior fiscal year, regardless of when paid.

     2.14 EMPLOYMENT. "Employment" means the period or periods during which a Participant is an employee of the Company.

     2.15 ERISA. "ERISA" means the Employee Retirement Income Security, Act of 1974, as amended, and any successor act thereto.

     2.16 FINAL AVERAGE EARNINGS. "Final Average Earnings" means a Participant's highest average of any five consecutive years Earnings during the last ten (10) years of a Participant's Employment.

     2.17 NORMAL RETIREMENT. "Normal Retirement" means any termination of a Participant's employment during the time period constituting Normal Retirement Age other than an involuntary termination for Cause.

     2.18 NORMAL RETIREMENT AGE. "Normal Retirement Age" means, for purposes of this Plan, the time period occurring on and after a Participant's attainment of age sixty-five (65).

     2.19 OTHER RETIREMENT INCOME. "Other Retirement Income" means the sum of the retirement income payable to a Participant as set forth below:

     (a) Basic Plan Offset; plus

     (b) Additional Company Benefit; plus

     (c) Retirement income payable under plans of a Participant's employers other than the Company, expressed in the form of a straight life annuity, as determined by the Committee.

     2.20 PARTICIPANT. "Participant" means an eligible employee of the Company, selected to receive benefits under the Plan as provided in Article 3, herein.

     2.21 RETIREMENT. "Retirement" and "Retire" means Normal Retirement or Early Retirement.

     2.22 SPOUSE. "Spouse" means an individual who is a spouse as defined under the Basic Plan.

     2.23 TOP HAT PLAN. "Top Hat Plan" means a nonqualified, unfunded plan maintained primarily to provide deferred compensation benefits to a Participant who falls within a select group of "management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA.

ARTICLE 3.  RETIREMENT
    3.1 ELIGIBILITY.   Only those employees who comprise a select group of
     management or highly compensated employees, such that the Plan will qualify for treatment as a Top Hat Plan, will be eligible to be selected to participate in the Plan, as provided below.

     3.2 PARTICIPATION. The Committee, or such person or entity designated by the Committee, acting in its discretion, may designate any eligible employee as a Participant under this Plan. Such designation shall be in writing and shall be effective as of the date contained therein. Participation in the Plan is terminable by the Committee, in its discretion, upon written notice to the Participant, and termination shall be effective as of the date contained therein, but no event earlier than the date of such notice.

     3.3 FORFEITURE. In the event that a Participant's Employment terminates for any reason (including without limitation if the Participant's employer ceases to be an entity meeting the definition of the "Company" under this Plan) prior to the Participant's (a) reaching age fifty-five (55) or (b) completing ten (10) full years of Employment with the Company as of the date of termination of Employment, then such Participant shall forfeit his or her right to receive any and all benefits set forth in this Plan, unless determined otherwise by the Committee, in its sole discretion. After the later of such dates, the Participant shall have a vested benefit which shall become payable as provided below upon his Normal Retirement or Early Retirement hereunder.

     3.4 NONCOMPETITION. Notwithstanding any other provisions hereof, neither a Participant nor spouse nor any other beneficiary of the Participant shall receive any further benefits hereunder if the Participant, without prior written consent of the Committee engages, either directly or indirectly, in any of the activities described in (i) (ii) and (iii) below within two years after termination of employment with the Company:

        (i) employment or retention of any person whom the Company has, during the two-year period prior to such termination of employment with the Company, employed or retained. For purposes of the foregoing sentence, a person retained by the Company means anyone who has rendered substantial consulting services to the Company and has thereby acquired material confidential information concerning any aspect of the Company's operations;

        (ii) sale, offer to sell, or negotiation with respect to orders or contracts for any product or service similar to, or competitive with a product or service, or any equipment or system containing any such product or service sold or offered by the Company, other than for the Company's account, during the two-year period after such termination of employment, to or with anyone with whom the Company has so dealt, or anywhere in any state of the United States or in any other country, territory or possession in which the Company has, during said period, sold, offered, or negotiated with respect to orders or contracts for any such product, service, equipment or system; or

        (iii) ownership of any direct or indirect interest in (other than a less-than-1% stock interest in a corporation), or affiliation with, or rendition of any services for, any person or business entity which engages, during the two-year period after the Participant's termination of employment, either directly or indirectly, in any of the activities described in subparagraph (i) or (ii) above.

ARTICLE 4.  AMOUNT, FORM, AND PAYMENT OF SUPPLEMENTAL BENEFIT

     4.1 NORMAL RETIREMENT BENEFIT. Subject to the terms of this Plan, the annual supplemental benefit payable to a Participant hereunder in connection with Normal Retirement, calculated as a straight life annuity, will equal the amount specified below in Subsection (a), less the amount specified below in Subsection (b):

     (a) Fifty percent (50%) of Final Average Earnings; less

     (b) Other Retirement Income.

     4.2 EARLY RETIREMENT BENEFIT. Subject to the terms of this Plan, the annual benefit payable to a Participant hereunder in connection with Early Retirement shall equal the annual supplemental benefit (calculated as described in Section
4.1 above), reduced by an amount equal to:

        (a) .0833% for each whole calendar month by which a Participant's date of termination of Employment is before his or her sixty-fifth (65th) birthday but is on or after such Participant's sixtieth (60th) birthday; and

        (b) 2.2083% for each whole calendar month by which a Participant's date of termination of Employment is before his or her sixtieth (60th) birthday but is on or after such Participant's fifty-fifth (55th) birthday.

     4.3 FORM OF BENEFIT. A Participant's election as to the form and commencement of his benefit under the Basic Plan shall automatically apply to the payment of his Benefit. Any consent or waiver effected by a Participant or a Participant's Spouse under any provision of the Basic Plan shall automatically operate as a consent to the corresponding election or a waiver of the corresponding benefit or right under the Plan.

ARTICLE 5.  ADMINISTRATION
     5.1 AUTHORITY OF THE COMMITTEE. This Plan shall be administered by the Committee or any other committee designated by the Board to administer the Plan. Subject to the provisions of the Plan, the Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and to decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with this Plan.

     5.2 AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to such agents such administrative duties as it deems advisable and allowable under the terms of the Plan.

     5.3 DECISIONS BINDING. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation, and application of this Plan and any rules or guidelines made in connection with the Plan shall be final, and conclusive, and shall be binding upon all persons and entities having any interest in this Plan.

     5.4 INDEMNITY OF COMMITTEE. The Company shall indemnify and hold harmless the Committee and its individual members against any and all claims, loss, damage, expense, or liability arising from any action or failure to act with respect to this Plan.

     5.5 COST OF ADMINISTRATION. The Company shall bear all expenses of administration of this Plan.

ARTICLE 6.  BENEFICIARY DESIGNATION
     6.1 DESIGNATION OF BENEFICIARY. Each Participant shall be entitled to designate a beneficiary or beneficiaries who, upon the Participant's death, will receive the amounts that otherwise would have been paid to the Participant under the Plan as calculated under Article 4 herein. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. The Participant may change his or her designation of beneficiary at any time, on such form as prescribed by the Committee. The filing of a new beneficiary designation form by a Participant shall automatically revoke all prior designations by that Participant.

     6.3 DEATH OF BENEFICIARIES. In the event that all the beneficiaries named by a Participant pursuant to Section 6.1 herein predecease the Participant, the amounts that otherwise would have been paid to the Participant shall be paid to the Participant's estate.

     6.3 INEFFECTIVE DESIGNATION. In the event the Participant does not designate a beneficiary pursuant to this Article 6, or for any reason such designation is ineffective in whole or in part, the amounts that otherwise would have been paid to the Participant shall be paid to the Participant's estate.

ARTICLE 7.  AMENDMENT AND TERMINATION
     The Company hereby reserves the right to amend, modify, or terminate the Plan at any time by action of a majority of the members of the Committee. Except as described below in this Article 7, no such amendment or termination shall in any material manner reduce or adversely affect any Participant's rights to vested benefits hereunder without the consent of the Participant.

     The Plan is intended to be a Top Hat Plan and therefore to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and commence termination payout for all or certain Participants, or remove certain employees as Participants, if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of
Section 3(2) of ERISA which is not so exempt. If payout is commenced pursuant to the operation of this Article 7, the payment of such amounts shall be made in the manner, and at the times selected by the Committee; provided, however, that such payment shall not be extended for a longer period of time than would have been the case had the payment of benefits occurred as scheduled immediately prior to such accelerated payout.

ARTICLE 8.  MISCELLANEOUS
     8.1 UNFUNDED PLAN. This Plan is intended to be a Top Hat Plan and therefore exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. Such status shall not be adversely affected by the establishment of any trust pursuant to
Section 8.3 below.

     8.2 UNSECURED GENERAL CREDITOR. Each Participant and his or her beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest, or claims in any property or assets of the Company, nor shall any such persons have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Company. Except as provided in Section 8.3, such policies, annuity contracts, or other assets of the Company shall not be held under any trust for the benefit of a Participant, his or her beneficiaries, heirs, successors or assigns, or held, in any way, as collateral security for the fulfilling of any obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be, and shall remain for purposes of this Plan, the general, unpledged, unrestricted assets of the Company. The Company's obligation under this Plan shall be that of an unfunded and unsecured promise to pay money in the future.

     8.3 TRUST FUND. At its discretion, the Company may establish one or more grantor trusts, with such trustees as the Committee may approve for the purpose of providing for the payment of benefits under this Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's general creditors. To the extent any benefits provided under this Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

     8.4 NONASSIGNABILITY. Neither a Participant nor any, other person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable. No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor shall such amounts or rights to such amounts be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     8.5 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, and Participants (and Participants' beneficiaries) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge any Participant at any time.

     8.6 VALIDITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     8.7 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns, and the Company shall require all its successors and assigns to expressly assume its obligations hereunder. The Term "successors," as used herein, shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company.

     8.8 TAX WITHHOLDING. The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy Federal, state, and local tax withholding requirements, or to deduct from payment made pursuant to the Plan amounts sufficient to satisfy such tax withholding requirements.

     8.9 GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted according to the laws of the Commonwealth of Massachusetts except as preempted by Federal law.